Exhibit 99.1
For Release May 4, 2011
1:00 p.m. Pacific
Clearwire Reports Record First Quarter 2011 Results
•	Record Quarterly Net Subscriber Additions of 1.8 Million; 1.6 Million Wholesale, 155,000 Retail

•	Pro Forma 1Q 2011 Revenue $258.1 Million, Up 142% From $106.7 Million, Year Over Year

•	4G Network Reaches 126 Million People in Q1 2011, Up 207% From 41 Million Year Over Year
KIRKLAND, Wash. — May 4, 2011 — Clearwire Corporation (NASDAQ: CLWR), a leading provider of 4G wireless broadband services in the U.S., today reported its financial and operating results for the first quarter 2011.
“During the quarter we made good progress toward our objective of achieving positive EBITDA in 2012 by executing new agreements with Sprint, delivering strong post-pay subscriber growth and company-best wholesale revenue growth, as well as significantly lowering our operating costs,” said John Stanton, Clearwire’s Chairman and interim CEO.
Erik Prusch, Clearwire’s Chief Operating Officer added, “Looking ahead, we expect to work closely with Sprint and all of our other wholesale partners to expand our 4G leadership and capitalize on our rich spectrum holdings that enable us to meet the exploding customer demand for mobile broadband internet access. Since the beginning of the year, our network has experienced a 40% increase in network usage due to expanded coverage, record subscriber growth and higher usage per device. Only Clearwire has the capacity required to deliver a truly next generation wireless broadband experience.”
Clearwire ended the first quarter 2011 with approximately 6.15 million total subscribers, up 533% from 971,000 subscribers in the first quarter 2010. The subscriber base consists of 1.29 million retail subscribers and 4.86 million wholesale subscribers. During the first quarter 2011, Clearwire added 1.8 million total net new subscribers, including 155,000 retail additions and 1.6 million wholesale additions. Clearwire’s wholesale subscribers consist primarily of users of 3G/4G multi-mode devices. For wholesale subscribers with minimal or no usage on Clearwire’s network, including those outside of Clearwire’s service areas, Clearwire receives nominal revenue, subject to certain exceptions.
First quarter 2011 actual revenue was $242.0 million. Consolidated pro forma revenue for the first quarter 2011 was $258.1 million, a 142% increase over first quarter 2010 actual revenue of $106.7 million. Retail revenue and other revenue was $181.1 million in the first quarter 2011, retail average revenue per user (ARPU) was a record $46.32, and pro forma wholesale revenue was $77.0 million, or $6.37 in pro forma wholesale ARPU in the first quarter 2011.
Consolidated pro forma revenue and pro forma wholesale revenue includes approximately $16.1 million payable by Sprint to Clearwire for wholesale services provided in the first quarter of 2011 under the amendment to the 4G MVNO Agreement with Sprint that was announced on April 18, 2011, or the 4G Amendment. This additional wholesale revenue, which Clearwire expects to recognize in the second quarter, is not included in the Company’s GAAP first quarter results because the 4G Amendment was signed after March 31, 2011. In evaluating Clearwire’s financial performance for the first quarter, management believes that it is useful to present pro forma revenue and net loss attributable to Clearwire Corporation.

Retail cost per gross addition (CPGA) improved to $301 in the first quarter 2011 from $439 in the first quarter 2010 and $422 in the fourth quarter 2010. Retail churn was 3.3% in the first quarter 2011, up from 3.0% in the first quarter of 2010, but an improvement from 3.8% in the fourth quarter 2010. Wholesale churn was 1.3% in the first quarter 2011, an improvement from fourth quarter wholesale churn of 1.4% and first quarter 2010 churn of 2.7%.
The first quarter 2011 actual net loss attributable to Clearwire was ($227.0) million, or ($0.93) per basic share, and the first quarter 2011 pro forma net loss attributable to Clearwire was ($223.0) million, or ($0.91) per basic share. Both include the impact of $202.2 million in non-cash write-offs as discussed in the results of operations section below. At the end of the first quarter 2011, Clearwire operated networks covering areas where approximately 131 million people reside globally, including approximately 126 million people in 4G markets in the U.S. In the first quarter 2011, the Company added an additional 14 million covered people to its domestic 4G service areas.
2011 Outlook
Clearwire now expects to end 2011 with approximately 9.5 million subscribers, with most of those subscribers coming from its wholesale business. This is an increase from the previous guidance of 8.8 million subscribers provided in February 2011. The Company continues to expect capital expenditures in 2011 to be less than $400 million. This year Clearwire also expects to aggressively implement additional cost efficiencies aimed at improving cash flow and achieving positive EBITDA in 2012.
Results of Operations
Cost of goods and services and network costs for the first quarter 2011 increased 59% to $243.6 million compared to $153.4 million for the first quarter 2010, primarily due to an increase in tower lease expense of $54.3 million and an increase in network costs of $14.0 million resulting from Clearwire’s network expansion activities in 2010.
Selling, General and Administrative (SG&A) expense for the first quarter 2011 increased 4.5% to $224.0 million compared to $214.4 million for the first quarter 2010. The increase is primarily due to higher general and administrative expenses, including customer care, commissions and property taxes incurred during the three months ended March 31, 2011, offset by lower marketing expenses as the Company continues to focus sales efforts on lower cost channels.
Loss from abandonment and impairment of network and other assets for the first quarter 2011 totaled $202.2 million as compared to $611,000 for the first quarter 2010. This charge consists of approximately $31.1 million in write-offs related to abandonment of projects that no longer fit within management’s strategic network plans. The abandoned projects were originally undertaken in connection with Clearwire’s network build-out but were not incorporated into the Company’s network at launch and no longer fit within its future build plans. Additionally, in connection with Clearwire’s savings initiatives, during the first quarter of 2011 the Company identified, evaluated and terminated certain tower leases, or when early termination was not available under the terms of the lease, Clearwire advised its landlords of the Company’s intention not to renew. The costs for projects classified as construction in progress related to leases for which Clearwire has initiated such termination actions were written down, resulting in a charge of approximately $140.8 million for the three months ended March 31, 2011. Additionally, network assets and spectrum in two of the Company’s international entities were determined to be impaired resulting in a charge of $30.3 million for the three months ended March 31, 2011.

Substantial completion of the first phase of the Company’s network build activities led to a decrease in Capital Expenditures (CapEx) to $132 million in the first quarter 2011 from CapEx of $690 million for the first quarter 2010. The Company ended the first quarter 2011 with cash and investments of approximately $1.2 billion invested primarily in U.S. Treasury securities. On April 27, 2011, Clearwire received a cash payment of $181.5 million comprised of the initial installments of the pre-payment and the take-or-pay commitment for 2011 and the $28.2 million settlement amount in accordance with the new Sprint wholesale agreements.

Clearwire Corporation
Summary of Financial Data
(In thousands)
(Unaudited)

	Three months ended
	Pro forma (1)	Actual
	March 31,	March 31,		December 31,
	2011	2011	2010	2010
REVENUES	$258,106	$242,027	$106,672	$180,669
OPERATING EXPENSES:
Cost of goods and services and network costs (exclusive of items shown separately below)	243,603	243,603	153,351	275,636
Selling, general and administrative expense	224,047	224,047	214,428	233,174
Depreciation and amortization	184,926	184,926	78,756	177,880
Spectrum lease expense	74,821	74,821	66,691	72,389
Loss from abandonment and impairment of network and other assets	202,179	202,179	611	168,808

Total operating expenses	929,576	929,576	513,837	927,887

OPERATING LOSS	(671,470)	(687,549)	(407,165)	(747,218)

LESS NON CASH ITEMS
Non Cash Expenses	76,243	76,243	76,811	71,946
Depreciation and amortization	184,926	184,926	78,756	177,880

Total non cash	261,169	261,169	155,567	249,826

ADJUSTED EBITDA	(410,301)	(426,380)	(251,598)	(497,392)
Adjusted EBITDA Margin	-159%	-176%	-236%	-275%
KEY OPERATING METRICS (k for ‘000’s, MM for ‘000,000’s)
Total Net Subscriber Additions	1,765k	1,765k	283k	1,542k
Wholesale	1,610k	1,610k	111k	1,417k
Retail	155k	155k	172k	126k
Total Subscribers	6,148k	6,148k	971k	4,384k
Wholesale(2)	4,856k	4,856k	157k	3,246k
Retail	1,292k	1,292k	814k	1,138k
ARPU
Wholesale	$6.37	$5.04	$12.51	$3.52
Retail	$46.32	$46.32	$42.77	$45.10
Churn
Wholesale	1.3%	1.3%	2.7%	1.4%
Retail	3.3%	3.3%	3.0%	3.8%
CPGA
Retail	$301	$301	$439	$422
Capital Expenditures	$132MM	$132MM	$690MM	$590MM
Domestic 4G Covered POPS	125.6MM	125.6MM	40.8MM	112.0MM
Cash, Cash Equivalents and Investments	$1,247MM	$1,247MM	$3,054MM	$1,751MM

(1)	Pro Forma revenue includes the impact of approximately $16.1 million of wholesale revenue related to Q1 2011 that will be recorded in Q2 2011.

(2)	Includes non-launched markets.

Management Webcast
Clearwire executives will host a conference call and simultaneous webcast to discuss the Company’s first quarter 2011 financial results at 4:15 p.m. Eastern Time today (1:15 p.m. Pacific Time). A live broadcast of the conference call will be available online on the Company’s Investor Relations website located at http://investors.clearwire.com.
Interested parties can access the conference call by dialing 1-877-392-9866, or outside the United States 707-287-9329, five minutes prior to the start time. The passcode for the call is 68639415. A replay of the call will be available beginning at approximately 7:30 p.m. Eastern Time on May 5, until approximately 9:00 p.m. Eastern Time on Wednesday, May 19, by calling 1-800-642-1687, or outside the United States by dialing 706-645-9291. The passcode for the replay is 61100734.
About Clearwire
Clearwire Corporation (NASDAQ:CLWR), through its operating subsidiaries, is a leading provider of mobile broadband services. Clearwire’s 4G network is currently available in areas of the U.S. where 130 million people live. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides an unprecedented combination of speed and mobility to deliver next generation broadband access. The company markets its service through its own brand called CLEAR® as well as through its wholesale relationships with Sprint, Comcast, Time Warner Cable, Locus Telecommunications, Cbeyond, Mitel and Best Buy. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire is headquartered in Kirkland, Wash., additional information is available at http://www.clearwire.com.
Forward-Looking Statements
This release, and other written and oral statements made by Clearwire from time to time, contains forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding future financial and operating performance and financial condition; proposed transactions; network development and market launch plans; strategic plans and objectives; industry conditions; the strength of the balance sheet; and liquidity and financing needs. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward- looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, which could cause actual results to differ materially and adversely from such statements. Some factors that could cause actual results to differ are:
•	We have a history of operating losses and we expect to continue to realize significant net losses for the foreseeable future.
•	If our business fails to perform as we expect, we may require substantial additional capital, which may not be available on acceptable terms or at all, to be able to continue to operate.
•	Our current plans, and our expectations about becoming EBITDA and cash flow positive, are based on a number of assumptions about our future performance, which may prove to be inaccurate, such as our ability to substantially expand our wholesale business and implement various cost savings initiatives.
•	We expect that our business will become increasingly dependent on our wholesale partners, and Sprint in particular; if we do not receive the amount of revenues we expect from existing wholesale partners or if we are unable to enter into agreements with additional wholesale partners our business prospects, results of operations and financial condition could be adversely affected, or we could be required to revise our current business plans.
•	We regularly evaluate our plans, and we may elect to pursue new or alternative strategies which we believe would be beneficial to our business, including among other things, expanding our network coverage to new markets, augmenting our network coverage in existing markets, changing our sales and marketing strategy and or acquiring additional spectrum. Such modifications to our plans could significantly change our capital requirements.
•	We have deployed a wireless broadband network based on mobile WiMAX technology, may need to deploy other 4G technologies such as LTE to remain competitive, and would incur significant costs to deploy alternative technologies. Additionally, such alternative technologies may not perform as we expect on our network and deploying such technologies would result in additional risks to the company, including uncertainty regarding our ability to successfully transition from the current technology to the new technology without disruptions to customer service.
•	We may experience difficulties in maintaining and upgrading our networks, which could adversely affect customer satisfaction, increase subscriber churn and costs incurred, and decrease our revenues.
•	We currently depend on our commercial partners to develop and deliver the equipment for our legacy and mobile WiMAX networks.
•	Many of our competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services.
•	Our substantial indebtedness and restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.
•	Sprint Nextel Corporation owns a majority of our shares, resulting in Sprint holding a majority voting interest in the Company, and Sprint may have, or may develop in the future, interests that may diverge from other stockholders.
•	Future sales of large blocks of our common stock may adversely impact our stock price.
For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K filed on February 22, 2011. Clearwire assumes no obligation to update or supplement such forward-looking statements.
CONTACTS:
Investor Relations:
Paul Blalock, 425-636-5828
paul.blalock@clearwire.com
Media Relations:
Susan Johnston, 425-216-7913
susan.johnston@clearwire.com
JLM Partners for Clearwire:
Mike DiGioia or Jeremy Pemble, 206-381-3600
mike@jlmpartners.com or jeremy@jlmpartners.com

CLEARWIRE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$183,678	$1,233,562
Short-term investments	1,019,610	502,316
Restricted cash	2,289	1,050
Accounts receivable, net of allowance of $4,899 and $4,313	54,209	26,187
Notes receivable	5,213	4,899
Inventory, net	17,179	17,432
Prepaids and other assets	88,825	80,155

Total current assets	1,371,003	1,865,601
Property, plant and equipment, net	4,230,971	4,464,534
Restricted cash	15,961	30,524
Long-term investments	43,706	15,251
Spectrum licenses, net	4,386,750	4,417,492
Other intangible assets, net	57,429	62,908
Investments in affiliates	14,003	14,263
Other assets	166,586	169,913

Total assets	$10,286,409	$11,040,486

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$417,748	$455,890
Other current liabilities	305,409	230,963

Total current liabilities	723,157	686,853
Long-term debt, net	4,025,170	4,017,019
Deferred tax liabilities, net	5,802	5,564
Other long-term liabilities	479,975	461,052

Total liabilities	5,234,104	5,170,488
Commitments and contingencies
Equity:
Clearwire Corporation stockholders’ equity:
Class A common stock, par value $0.0001, 1,500,000 shares authorized; 245,627 and 243,544 shares issued and outstanding, respectively	24	24
Class B common stock, par value $0.0001, 1,000,000 shares authorized; 743,481 shares issued and outstanding	74	74
Additional paid-in capital	2,232,088	2,221,110
Accumulated other comprehensive income	4,592	2,495
Accumulated deficit	(1,127,448)	(900,493)

Total Clearwire Corporation stockholders’ equity	1,109,330	1,323,210
Non-controlling interests	3,942,975	4,546,788

Total stockholders’ equity	5,052,305	5,869,998

Total liabilities and stockholders’ equity	$10,286,409	$11,040,486

CLEARWIRE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenues	$242,027	$106,672
Operating expenses:
Cost of goods and services and network costs (exclusive of items shown separately below)	243,603	153,351
Selling, general and administrative expense	224,047	214,428
Depreciation and amortization	184,926	78,756
Spectrum lease expense	74,821	66,691
Loss from abandonment and impairment of network and other assets	202,179	611

Total operating expenses	929,576	513,837

Operating loss	(687,549)	(407,165)
Other income (expense):
Interest income	842	1,250
Interest expense	(119,960)	(33,837)
Gain (loss) on derivative instruments	(26,781)	—
Other income (expense), net	(75)	929

Total other income (expense), net	(145,974)	(31,658)

Loss before income taxes	(833,523)	(438,823)
Income tax benefit (provision)	(325)	(578)

Net loss	(833,848)	(439,401)
Less: non-controlling interests in net loss of consolidated subsidiaries	606,893	345,309

Net loss attributable to Clearwire Corporation	$(226,955)	$(94,092)

Net loss attributable to Clearwire Corporation per Class A Common Share:
Basic	$(0.93)	$(0.47)

Diluted (1)	$(0.93)	$(0.48)

Weighted average Class A Common Shares outstanding:
Basic	244,389	198,605

Diluted (1)	244,389	935,925

(1)	For the three months ended March 31, 2011, Class B Common Stock was excluded from the computation of diluted loss per share as the potential exchange of Class B Common Stock together with Clearwire Communications LLC Class B Common Interests for Class A Common Stock would have been antidilutive due to the impact of the $26.8 million loss on derivatives which is fully allocated to the Class A Common Stock.

CLEARWIRE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31
	2011	2010
Cash flows from operating activities:
Net loss	$(833,848)	$(439,401)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income taxes	(63)	578
Losses from equity investees, net	251	333
Non-cash loss on derivative instruments	26,781	—
Accretion of discount on debt	10,613	1,205
Depreciation and amortization	184,926	78,756
Amortization of spectrum leases	13,633	14,150
Non-cash rent expense	56,250	42,961
Share-based compensation	6,360	19,700
Loss on property, plant and equipment and impairment of other assets	208,982	6,428
Changes in assets and liabilities:
Inventory	1,127	(7,072)
Accounts receivable	(27,935)	(850)
Prepaids and other assets	(6,363)	(29,184)
Prepaid spectrum licenses	(2,521)	(23)
Accounts payable and other liabilities	114,853	81,050

Net cash used in operating activities	(246,954)	(231,369)
Cash flows from investing activities:
Payments to acquire property, plant and equipment	(272,965)	(655,245)
Payments for spectrum licenses and other intangible assets	(632)	(10,260)
Purchases of available-for-sale investments	(786,777)	(1,237,229)
Disposition of available-for-sale investments	244,822	1,010,700
Other investing	13,324	(1,993)

Net cash used in investing activities	(802,228)	(894,027)
Cash flows from financing activities:
Principal payments on long-term debt	(1,103)	—
Debt financing fees	(1,148)	(20,066)
Equity investment by strategic investors	—	64,156
Proceeds from issuance of common stock	1,322	12,655

Net cash (used in) provided by financing activities	(929)	56,745
Effect of foreign currency exchange rates on cash and cash equivalents	227	(297)

Net decrease in cash and cash equivalents	(1,049,884)	(1,068,948)
Cash and cash equivalents:
Beginning of period	1,233,562	1,698,017

End of period	$183,678	$629,069

Supplemental cash flow disclosures:
Cash paid for interest including capitalized interest	$986	$—
Non-cash investing activities:
Fixed asset purchases in accounts payable and accrued expenses	$82,353	$125,555
Fixed asset purchases financed by long-term debt	$7,635	$3,358
Non-cash financing activities:
Vendor financing obligations	$(757)	$—
Capital lease obligations	$(6,878)	$(3,358)

Definition of Terms and Reconciliation of Non-GAAP Financial Measures to Unaudited Condensed Consolidated Statements of Operations
The Company utilizes certain financial measures which are widely used in the telecommunications industry and are not calculated based on accounting principles generally accepted in the United States of America (GAAP). Certain of these financial measures are considered non-GAAP financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. Other companies may calculate these measures differently.
(1) Adjusted EBITDA and Adjusted EBITDA, Excluding Non-cash Write-offs are non-GAAP financial measures. Adjusted EBITDA is defined as consolidated operating loss less depreciation and amortization expenses, non-cash expenses related to operating leases (towers, spectrum leases and buildings) and stock-based compensation expense. Adjusted EBITDA, Excluding Non-cash Write-offs is defined as Adjusted EBITDA less: loss from abandonment and impairment of network and other assets; charges for differences between recorded amounts and the results of physical counts; and charges for excessive and obsolete network equipment and CPE inventory. A reconciliation of operating loss to Adjusted EBITDA and Adjusted EBITDA, Excluding Non-cash Write-offs is as follows:

	Three months ended
	Pro forma	Actual
	March 31,	March 31,		December 31,
	2011	2011	2010	2010
(in thousands)		(unaudited)
Operating Loss	$(671,470)	$(687,549)	$(407,165)	$(747,218)

Non-Cash Expenses
Spectrum Lease Expense	34,748	34,748	24,591	32,156
Tower & Building Rents	35,135	35,135	32,520	32,625
Stock Compensation	6,360	6,360	19,700	7,165

Non-Cash Items Expense	76,243	76,243	76,811	71,946

Depreciation and amortization	184,926	184,926	78,756	177,880

Adjusted EBITDA	$(410,301)	$(426,380)	$(251,598)	$(497,392)

Non-Cash Write-offs:
Loss from abandonment and impairment of network and other	202,179	202,179	611	168,808
Other write-offs	6,555	6,555	5,829	55,155

Non-Cash Write-offs	208,734	208,734	6,440	223,963

Adjusted EBITDA, Excluding Non-Cash Write-offs	$(201,567)	$(217,646)	$(245,158)	$(273,429)

In a capital-intensive industry, management believes Adjusted EBITDA, as well as the associated percentage margin calculation, and Adjusted EBITDA, Excluding Non-cash Write-offs to be meaningful measures of the Company’s operating performance. The Company provides these non-GAAP measures as supplemental performance measures because management believes they facilitate comparisons of the Company’s operating performance from period to period and comparisons of the Company’s operating performance to that of other companies by backing out potential differences caused by non-cash expenses related to long-term leases, share-based compensation and other non-cash write-offs. Because these non-GAAP measures facilitate internal comparisons of the Company’s historical operating performance, management also uses these non-GAAP measures for business planning purposes and in measuring the Company’s performance relative to that of its competitors. In addition, Clearwire believes that Adjusted EBITDA and Adjusted EBITDA, Excluding Non-cash Write-offs and similar measures are widely used by investors, financial analysts and credit rating agencies as a measure of the Company’s financial performance over time and to compare the Company’s financial performance with that of other companies in the industry.

(2) ARPU (Average Revenue Per User) is revenue, less acquired businesses revenue (revenue from entities that were acquired by Old Clearwire), the revenue generated from the sales of devices, and shipping revenue, divided by the average number of subscribers in the period divided by the number of months in the period. Wholesale ARPU is wholesale revenue divided by the average number of wholesale subscribers in the period divided by the number of months in the period. Retail ARPU is retail revenue less acquired businesses revenue (revenue from entities that were acquired by Old Clearwire), the revenue generated from the sales of devices, and shipping revenue; divided by the average number of retail subscribers in the period, divided by the number of months in the period. Market ARPU is revenue, less the revenue generated from the sale of devices and shipping revenue, at the market level, divided by the average number of subscribers in that market in the period divided by the number of months in the period.

	Three months ended
	Pro forma	Actual
	March 31,	March 31,		December 31,
	2011	2011	2010	2010
(in thousands)		(unaudited)
Total Revenue	$258,106	$242,027	$106,672	$180,669
Acquired Companies & Other Revenue	(11,957)	(11,957)	(9,417)	(9,015)

Total ARPU Revenue	246,149	230,070	97,255	171,654

Wholesale ARPU Revenue	76,974	60,895	3,349	26,223
Retail ARPU Revenue	169,175	169,175	93,906	145,431

Total ARPU Revenue	246,149	230,070	97,255	171,654

	Three months ended
	Pro forma	Actual
	March 31,	March 31,		December 31,
	2011	2011	2010	2010
(in thousands)		(unaudited)
Wholesale ARPU Revenue	76,974	60,895	3,349	26,223

Average Wholesale Customers	4,025	4,025	89	2,485
Months in Period	3	3	3	3
Wholesale ARPU	$6.37	$5.04	$12.51	$3.52

	Three months ended
	Pro forma	Actual
	March 31,	March 31,		December 31,
	2011	2011	2010	2010
(in thousands)		(unaudited)
Retail ARPU Revenue	169,175	169,175	93,906	145,431

Average Retail Customers	1,217	1,217	732	1,075
Months in Period	3	3	3	3
Retail ARPU	$46.32	$46.32	$42.77	$45.10

Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in the business, including changes in the Company’s service offerings and fees, affect average revenue per customer, and to assist in forecasting future service revenue. In addition, ARPU provides management with a useful measure to compare the

Company’s customer revenue to that of other wireless communications providers. The Company believes investors use ARPU primarily as a tool to track changes in the Company’s average revenue per customer and to compare Clearwire’s per customer service revenues to those of other wireless communications providers.
(3) Pro Forma Reconciliation
The unaudited pro forma condensed consolidated statement of operations that follows is presented for informational purposes only and should not be taken as representative of the future consolidated results of operations of the Company.
The following unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2011 were prepared using the unaudited condensed consolidated statement of operations of Clearwire for the three months ended March 31, 2011. The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the separate historical financial statements and accompanying notes thereto.
The pricing provisions agreed to in the 4G Amendment and the other new Sprint wholesale agreements are applicable from and after January 1, 2011. However, in accordance with generally accepted accounting principles in the United States applicable to revenue recognition, Clearwire’s first quarter results do not reflect the additional revenues due to the Company as a result of the amendments contained in the Sprint Wholesale Amendments which were signed on April 18, 2011. During the second quarter of fiscal 2011, Clearwire will recognize revenue of approximately $16.1 million attributable to services provided in the first quarter of 2011. Had the Sprint Wholesale Amendments been in effect as of March 31, 2011, Clearwire’s pro forma revenues for the first quarter of 2011 would have increased by $16.1 million, and the pro forma Net loss attributable to Clearwire Corporation would have decreased by $4.0 million ($0.02 per share).
On April 27, 2011 Clearwire received a cash payment of $181.5 million comprised of the initial installments of the take-or-pay commitment for 2011 and the pre-payment, and the $28.2 million settlement amount in accordance with the Sprint Wholesale Amendments. In the second quarter of 2011, in addition to revenues earned during the second quarter, the Company expects to record the $16.1 million of revenue attributable to services provided in the first quarter, and a portion of the $28.2 million of cash received related to services provided in periods prior to December 31, 2010.
The following table provides reconciles as reported results to the pro forma results for the three months ended March 31, 2011 (in thousands):

	Three Months Ended March 31, 2011
			Pro forma
	Amounts as reported	Adjustments(1)	amounts
		(unaudited)
Revenues:
Retail revenue	$180,362	$—	$180,362
Wholesale revenue	60,895	16,079	76,974
Other revenue	770		770

Total revenues	242,027	16,079	258,106
Total expenses	(1,075,875)		(1,075,875)

Net loss	(833,848)	16,079	(817,769)
Non-controlling interests in net loss of consolidated subsidiaries	606,893	(12,087)	594,806

Net loss attributable to Clearwire Corporation	$(226,955)	$3,992	$(222,963)

Net loss attributable to Clearwire Corporation per Class A common share:
Basic	$(0.93)		$(0.91)

Diluted	$(0.93)		$(0.91)

(1)	Represents the effect of recording Q1 revenues using the usage-based pricing in the 4G Amendment signed April 18.

(4) Churn, which measures customer turnover, is calculated as the number of subscribers that terminate service in a given month divided by the average number of subscribers in that month using the actual number of subscribers. Subscribers that discontinue service in the first 30 days of service for any reason, or in the first 90 days of service under certain circumstances, are deducted from the Company’s gross customer additions and therefore not included in any of the churn calculations. Wholesale churn is calculated as the number of wholesale subscribers that terminate service in a given month divided by the average number of wholesale subscribers in that month using the actual number of wholesale subscribers. Retail churn is calculated as the number of retail subscribers that terminate service in a given month divided by the average number of retail subscribers in that month using the actual number of retail subscribers. Management uses churn to measure retention of the Company’s subscribers, to measure changes in customer retention over time, and to help evaluate how changes in the business affect customer retention. The Company believes investors use churn primarily as a tool to track changes in the Company’s customer retention. Other companies may calculate this measure differently.
(5) CPGA (Cost per Gross Addition) is selling, general and administrative costs less general and administrative costs and acquired businesses costs (costs from entities that were acquired by Old Clearwire), plus devices equipment subsidy, divided by gross customer additions in the period. Retail CPGA is selling, general and administrative costs less general and administrative costs and acquired businesses costs, plus devices equipment subsidy, divided by gross retail customer additions in the period.

	Three months ended
	March 31,		December 31,
	2011	2010	2010
(in thousands)		(unaudited)
Retail CPGA
Selling, General and Administrative	$224,047	$214,428	$233,174
G&A and Other	(140,928)	(110,431)	(127,788)

Total Selling Expense	83,119	103,997	105,386

Total Gross Adds	276	237	250
Total Retail CPGA	$301	$439	$422

Management uses CPGA to measure the efficiency of the Company’s customer acquisition efforts, to track changes in Clearwire’s average cost of acquiring new subscribers over time, and to help evaluate how changes in the Company’s sales and distribution strategies affect the cost-efficiency of the Company’s customer acquisition efforts. Clearwire believes investors use CPGA primarily as a tool to track changes in the Company’s average cost of acquiring new subscribers.
(6) Market EBITDA is the equivalent of Adjusted EBITDA (see definition (1) Adjusted EBITDA and Adjusted EBITDA, excluding non-cash write-offs) at the market level. This calculation does not include an allocation of corporate general and administrative expenses or spectrum lease expense.